Exhibit 99.2

This Statement on Form 4 is filed by: (i) Stripes III, LP; (ii) Stripes GP III,
LLC; (iii) Stripes Holdings, LLC; and (iv) Kenneth A. Fox.

Name of Designated Filer: Stripes Holdings, LLC
Date of Event Requiring Statement:  March 11, 2022
Issuer Name and Ticker or Trading Symbol:  Remitly Global, Inc. [RELY]

STRIPES III, LP

By:    Stripes GP III, LLC,
       its general partner

       By:    Stripes Holdings, LLC,
              its managing member

              By:    /s/ Wayne Marino, as attorney-in-fact
                     -------------------------------------
                      Kenneth A. Fox
                      Managing Member

STRIPES GP III, LLC

By:    Stripes Holdings, LLC,
       its managing member

       By:    /s/ Wayne Marino, as attorney-in-fact
              -------------------------------------
               Kenneth A. Fox
               Managing Member

STRIPES HOLDINGS, LLC

By:    /s/ Wayne Marino, as attorney-in-fact
       -------------------------------------
        Kenneth A. Fox
        Managing Member

KENNETH A. FOX
/s/ Wayne Marino, as attorney-in-fact
-------------------------------------